AMENDMENT
                                                                        TO THE
                                              AGREEMENT AND DECLARATION OF TRUST
                                                                             OF
                                        LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST


         WHEREAS, Article First of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated July 28, 2000, as amended, of Liberty-Stein Roe Funds Investment Trust (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty-Stein Roe Funds Investment Trust , do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust XI and have authorized the following amendment to said Declaration of
Trust:

         Article First is hereby amended to read in its entirety as follows:

                First: Name: This Trust shall be known as "Columbia Funds Trust XI" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of ___________, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this
 _________________, 2003.






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Douglas A. Hacker                                            John J. Neuhauser

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Janet Langford Kelly                                         Joseph R. Palombo

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Richard W. Lowry                                             Thomas E. Stitzel

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William E. Mayer                                             Thomas C. Theobald

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Charles R. Nelson                                            Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


Then personally appeared the above-named Trustees and executed an Amendment to the Amended and Restated Agreement and Declaration of Trust of Liberty-Stein Roe Funds Investment Trust as their free act and deed, before me, this __________________, 2003.

Erika L. Nager
 Notary Public
    My Commission Expires:  6/14/2007